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                                                                    EXHIBIT 8.01


                                 SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                  875 THIRD AVENUE
   CHICAGO                    NEW YORK, NEW YORK 10022          WASHINGTON, D.C.
   -------                     TELEPHONE 212 906 2000               ------
    DALLAS                    FACSIMILE 212 906 2021                LONDON
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 LOS ANGELES                        FOUNDED 1866                   SINGAPORE
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                                                                     TOKYO


WRITER'S DIRECT NUMBER                                           WRITER'S E-MAIL
ADDRESS




                               December 24, 1998

Campbell & Company, Inc.
General Partner of
 Campbell Strategic Allocation Fund, L.P.
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

            Re:   Registration Statement on Form S-1
                  ----------------------------------

Dear Sir or Madam:

            We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about December 24, 1998 (the "Registration Statement"), relating to Units of Limited Partnership Interest ("Units") of Campbell Strategic Allocation Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

            We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion that the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.

                                    Very truly yours,



                                    SIDLEY & AUSTIN